Exhibit 99.1

VALENCE TECHNOLOGY, INC.

            COMPANY APPOINTS NEW PRESIDENT OF ASIA/PACIFIC OPERATIONS

AUSTIN, TEXAS - FEBRUARY 9, 2006 - Valence Technology Inc. (Nasdaq: VLNC), provider of Saphion(R) technology, the industry's first commercially available, safe, large-format lithium-ion rechargeable battery technology, today reported results for the quarter ended December 31, 2005.

Highlights for the third quarter of fiscal year 2006 include the following:

o Quarterly revenue of $4.8 million, an 89 percent increase over the same quarter of fiscal year 2005.
o Improved gross margin as a percentage of sales by 45 percent over third quarter of fiscal year 2005.
o Reduced operating expenses by 43 percent from the same quarter a year ago (excluding special expense and income adjustments).
o Large-format battery systems sales represented 59 percent of the sales mix, compared to 10 percent in the same quarter of fiscal year 2005.
o Grew the number of customers by 12 percent over second quarter of fiscal year 2006.

"We're seeing a growing interest in our safe, lithium-ion battery systems. This is evidenced by the fact that in the first three quarters of fiscal year 2006, we have exceeded by 28 percent the total revenue for fiscal year 2005," said Dr. James R. Akridge, president and chief executive officer of Valence Technology Inc. "Going forward, the entire company is focused on four strategic priorities: improving the yield and increasing supply of our Saphion I cathode material; launching the new lines of U-Charge products announced last month; aggressively building and diversifying our customer base; and, reducing costs in all areas of our business."

FINANCIAL RESULTS
Valence Technology reported revenue for the third quarter of fiscal year 2006 of $4.8 million, an increase of 89 percent over third quarter of fiscal year 2005, which was $2.55 million. The company reported a net loss available to common stockholders of $8.3 million, or nine cents per basic and diluted share. This compares to a net loss available to common stockholders of $6.6 million, or eight cents per basic and diluted share, in the third quarter of fiscal year 2005, and a net loss of $8.1 million, or nine cents per basic and diluted share, in the second quarter of fiscal year 2006.

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NEW EXECUTIVE FOR ASIA/PACIFIC OPERATIONS
ChunTai Guo joined Valence Technology two months ago as a vice president and, today, the company announced his promotion to president of Asia/Pacific Operations. A battery industry veteran, Dr. Guo has expertise in fundamental lithium-ion chemistry, processes, applications and manufacturing. He also brings experience in general management, cost control systems, supply chain management, systems development and quality control.

Mr. Guo most recently served as general manager and chief technology officer at TCL Hyperpower Battery Inc., the second largest laminate lithium-ion battery company in China. Prior to that, he was a technology founder and the chief scientist at Shubila Battery in Malaysia (subsequently Etion) in Malaysia, where he was instrumental in the company's successful commercialization of polymer lithium-ion battery technology.

Reporting to CEO Dr. Akridge, Dr. Guo's responsibilities at Valence Technology include oversight of manufacturing and quality control operations, implementing production cost-reduction measures, management of manufacturing suppliers, and pursuing strategic business opportunities in the Asia/Pacific region.

CONFERENCE CALL
The company will discuss its quarterly results during a conference call today at 5:00 P.M. EST (2:00 P.M. PST). The broadcast will be hosted on the company's web site: www.valence.com. Participants should allow approximately 15 minutes prior to the call's start time to visit the site and download any streaming media software needed to listen to the internet broadcast. The company will make an online archive of the broadcast and it will remain available on the Valence Technology web site for 30 days following the live call.

ABOUT VALENCE TECHNOLOGY, INC.
Valence Technology develops and markets intelligent battery systems using its Saphion(R) technology, the industry's first commercially available, safe, large-format Lithium-ion rechargeable battery technology. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Las Vegas, Nevada, and Suzhou and Shanghai, China. Valence Technology is traded on the Nasdaq Capital Market under the symbol VLNC and can be found on the internet at www.valence.com.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements that we are positioned to realize better execution, improve gross margins, continue to reduce production costs and expenses, realize a strong year in both customer orders and revenue and our financial guidance. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of

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our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the SEC, including our Annual Report on Form
10-K for the year ended March 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

MEDIA CONTACT:                              INVESTOR CONTACT:
Daphne Kent, Lois Paul Partners, LLC        Valence Technology, Inc.
daphne_kent@lpp.com                         investor@valence.com
512-638-5305                                512-527-2921

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                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)


                                                                         December 31, 2005        March 31, 2005
                                                                       ----------------------   -------------------
ASSETS
Current assets:
      Total current assets                                                  $  13,296                 $  7,448
                                                                       ----------------------   -------------------
   Total assets                                                             $  16,735                 $ 10,231
                                                                       ----------------------   -------------------

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
      Total current liabilities                                             $   9,257                 $  9,099
                                                                       ----------------------   -------------------
   Total liabilities                                                           74,837                   56,291
                                                                       ----------------------   -------------------

   Redeemable convertible preferred stock                                       8,610                    8,582
                                                                       ----------------------   -------------------

   Total stockholders' deficit                                                (66,712)                 (54,642)
                                                                       ----------------------   -------------------

   Total liabilities, preferred stock and stockholders' deficit             $  16,735                  $10,231
                                                                       ======================   ===================



                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                    (in thousands, except per share amounts)

                                                      Three Months Ended                      Nine Months Ended
                                                         December 31                             December 31
                                                 ---------------------------------    --------------------------------
                                                      2005              2004               2005              2004
                                                 ---------------    --------------    ---------------    -------------
Total revenues                                       4,819             2,547              13,742            8,298

Operating loss                                      (6,875)           (5,474)            (20,833)         (19,421)

Net loss available to common stockholders        $  (8,311)        $  (6,609)         $  (24,562)       $ (22,998)
                                                 ===============    ==============    ===============   =============
Net loss per share available to common
stockholders                                     $   (0.09)        $  (0.08)          $   (0.28)        $  (0.29)
                                                 ===============    ==============    ===============    =============

